Exhibit 10.7

FORM OF
INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of [_________], 2018 by and among Hennessy Capital Acquisition Corp. III, a Delaware corporation (the “Company”), JFL-NRC-SES Partners, LLC, a Delaware limited liability company (“JFL Seller”), and J.F. Lehman & Company, LLC (“JFLCo,” and, together with JFL Seller and each of its respective Affiliates (as defined below), subsidiaries and managed funds and its and their successors and assigns (other than the Company and its subsidiaries), collectively, “JFL”).

RECITALS

A.  WHEREAS, the Company and JFL Seller have entered into that certain Purchase Agreement (as may be amended from time to time, the “Purchase Agreement”), dated as of June 25, 2018, pursuant to which, on the Effective Date (as defined below), the Company will purchase the outstanding membership interests of NRC Group Holdings, LLC, a Delaware limited liability company (the “NRC Acquisition”);

B.  WHEREAS, pursuant to the Purchase Agreement, JFL Seller will be entitled to receive, as partial consideration for the membership interests of NRC Group Holdings, LLC purchased in the NRC Acquisition, a specified number of shares of the common stock, par value $0.0001 per share (the “Common Stock”) of the Company equal to the Purchase Price Common Stock (as defined in the Purchase Agreement) (such shares to be issued upon closing of the NRC Acquisition being referred to hereafter as the “JFL Initial Acquisition Shares”);

C.  WHEREAS, pursuant to the Purchase Agreement, JFL Seller may also receive additional shares of Common Stock with respect to the Potential Acquisition Earnout Amount (as defined in the Purchase Agreement) (such shares, together with all other shares of Common Stock issued to JFL Seller pursuant to the Purchase Agreement after the closing of the NRC Acquisition being referred to hereafter as the “JFL Post-Closing Acquisition Shares”);

D.  WHEREAS, pursuant to the terms of the Purchase Agreement and related JFL Subscription Agreement dated of even date therewith, JFL may acquire additional shares of Purchaser Common Stock and Preferred Shares (as defined in the Purchase Agreement) in accordance with the terms of the JFL Subscription Agreement (such shares, including without limitation the shares of Common Stock issuable upon conversion of the Preferred Shares, being referred to hereafter as the “JFL Subscription Shares” and, together with the JFL Initial Acquisition Shares and the JFL Post-Closing Acquisition Shares, the “JFL Shares.”

D.  WHEREAS, in connection with the NRC Acquisition and pursuant to Sections 6.01(g) and 6.02(r) of the Purchase Agreement, the Company and JFL Seller desire to enter into this Agreement setting forth certain rights and obligations with respect to the nomination of directors to the board of directors of the Company (the “Board”) and other matters relating to the Board from and after the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

(a)  “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person.

(b)  “beneficially own” shall have the meaning ascribed to such term under Rule 13d-3 of the Exchange Act.

(c)  “Bylaws” means the Amended and Restated Bylaws of the Company, as may be amended from time to time.

(d)  “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as may be amended from time to time.

(e)  “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

(f)  “Effective Date” means the date the Company consummates the NRC Acquisition.

(g)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(h)  “Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

(i)  “Total Number of Directors” means the total number of directors constituting the Board.

2.  Board Nominations.1

(a)

(i)  Following the Effective Date, JFLCo (on behalf of each JFL entity that owns JFL Shares or any other shares of capital stock of the Company) shall have the right (but not the obligation) pursuant to this Section 2 to nominate to the Board at every meeting of the stockholders of the Company in which directors are elected, including, without limitation, at every adjournment or postponement thereof, and on any action approval by written consent of the stockholders of the Company relating to the election of directors, a number of designees equal to at least: (i) a majority of the Total Number of Directors, so long as JFL collectively beneficially own 50% or more of the shares of Common Stock; (ii) 50% of the Total Number of Directors, in the event that JFL collectively beneficially own 40% or more, but less than 50%, of the shares of Common Stock; (iii) 40% of the Total Number of Directors, in the event that JFL collectively beneficially own 30% or more, but less than 40%, of the shares of Common Stock; (iv) 30% of the Total Number of Directors, in the event that JFL collectively beneficially own 15% or more, but less than 30%, of the shares of Common Stock and (v) 20% of the Total Number of Directors, in the event that JFL collectively beneficially own 10% or more, but less than 15%, of the shares of Common Stock (the “JFL Director” or “JFL Directors,” as the case may be). For purposes of calculating the number of directors that JFLCo is entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded to the nearest whole number (e.g., one and three quarters (1-3/4) directors shall equate to two (2) directors, one and one quarter (1-1/4) directors shall equate to one (1) director, or one and one-half (1-1/2) directors shall equate to two (2) directors) and any such calculations shall be made after taking into account any increase in the Total Number of Directors.

1 Note to Draft: Subject to Annex I of the Purchase Agreement.

(ii)  Subject to the Federal Securities Laws and applicable national stock exchange requirements on which the Company’s Common Stock may then be listed, at least one JFL Director shall be entitled to serve on each standing or ad hoc committee of the Board, and the Board shall not create any new committees without the consent of at least one JFL Director.

(iii)  For the avoidance of doubt, as of the Effective Date, each of Glenn M. Shor, C. Alexander Harman and James R. Baumgardner shall be a JFL Director under the terms of this Agreement.

(b)  In the event that the number of JFL Directors serving on the Board is less than the total number of JFL Directors that JFLCo shall be entitled to nominate pursuant to Section 2(a)(i), then JFLCo shall have the right, at any time, to nominate such additional nominee(s) to which JFLCo is entitled, in which case, the Board shall take all necessary corporate action (including as required by Section 2(c) below) to (i) increase the size of the Board as required to enable JFLCo to so nominate such additional nominee(s) and (ii) designate such additional nominee(s) to fill such newly created vacancies.

(c)  So long as this Agreement remains in effect, in addition to any requirement of the Company’s Certificate of Incorporation, Bylaws or the DGCL, the size of the Board shall not be increased without affirmative vote of at least one JFL Director.

(d)  The following procedures shall be followed with respect to the nomination of JFL Directors pursuant to Section 2(a) and any vacancy created by the death, resignation, retirement, disqualification or removal of any JFL Director:

(i)  For purposes of whether JFLCo has a right to nominate a JFL Director pursuant to Section 2(a)(i), JFL’s beneficial ownership of the outstanding Common Stock will be measured as of the record date for such meeting or written consent.

(ii)  Vacancies arising through the death, resignation retirement, disqualification or removal of any JFL Director may be filled by the Board only with a director nominee selected by JFLCo, and the JFL Director so chosen shall hold office until the next election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

(iii)  So long as JFLCo is entitled to nominate any directors pursuant to Section 2(a)(i) hereof, the Company shall notify JFL Seller in writing of the date on which proxy materials are expected to be mailed by the Company in connection with an election of directors at an annual or special meeting of the shareholders (and the Company shall deliver such notice at least 60 days (or such shorter period to which JFL Seller consents in writing) prior to such expected mailing date or such earlier date as may be specified by the Company reasonably in advance of such earlier delivery date on the basis that such earlier delivery is necessary so as to ensure that such nominee may be included in such proxy materials at the time such proxy materials are mailed). The Company shall provide JFL Seller with a reasonable opportunity to review and provide comments on any portion of the proxy materials relating to the JFL Director or the rights and obligations provided under this Agreement and to discuss any such comments with the Company. The Company shall notify JFL Seller of any opposition to a JFL Director sufficiently in advance of the date on which such proxy materials are to be mailed by the Company in connection with such election of directors so as to enable JFL Seller to propose a replacement JFL Director, if necessary, in accordance with the terms of this Agreement, and JFL Seller shall have 10 business days to designate another nominee.

(iv)  No later than the latest date specified in or permitted by the Company’s Bylaws for stockholder director nominations for that year’s annual meeting of stockholders, JFL Seller shall provide the Board with JFL Seller’s nominee(s), as the case may be, for JFL Director(s), along with any other information reasonably requested by the Board to evaluate the suitability of such candidate(s) for directorship; provided, that in no event shall JFL Seller be required to provide any such notice of its nominees with respect to any JFL Director that is then currently serving on the Board and that has not provided notice in writing to the Company of his or her decision not to stand for re-election at that year’s annual meeting; provided, further, in no event will the failure to so timely nominate any JFL Director in accordance with the terms of this Section 2(d)(iv) or the Company’s Bylaws impair, restrict or limit the rights of JFL under this Agreement or the Company’s obligation to nominate such directors at any meeting of stockholders or written consent related to the election of directors. With respect to any JFLCo nominee, JFLCo shall use its reasonable best efforts to ensure that any such nominee substantially satisfies all reasonable stated criteria and guidelines for director nominees of the Company (it being understood and agreed that each of the JFL Directors on the Effective Date meet such criteria) and in compliance with applicable Federal Securities Laws and applicable national stock exchange requirements on which the Company’s Common Stock may then be listed. The Company shall be entitled to rely on any written direction from JFLCo regarding nominee(s) on behalf of JFL pursuant to this Agreement without further action by the Company.

(v)  The Board (or any authorized committee thereof) shall use all commercially reasonable efforts to the fullest extent of the DGCL and other applicable law to nominate and include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors the persons designated pursuant to this Section 2 and to nominate and recommend each such individual to be elected as a JFL Director as provided herein, and to solicit proxies or consents in favor thereof.

(e)  Notwithstanding anything to the contrary in this Agreement and without any further action by the Company, JFL Seller’s right to nominate any person to the Board shall automatically terminate, and be of no further force and effect, on the date that JFL collectively beneficially own less than 10% of the Common Stock; provided that a reduction in the percentage of total voting power of the Common Stock beneficially owned by JFL shall not shorten the term of any incumbent director. Notwithstanding the foregoing, the Board may nominate an individual who previously served as JFL Director or any other Person associated or affiliated with JFL for election or re-election to the Board at any time.

(f)  Each of the JFL Directors, upon appointment or election to the Board, will be governed by the same protections and obligations as all other directors of the Company, including, without limitation, protections and obligations regarding customary liability insurance for directors and officers, confidentiality, conflicts of interests, fiduciary duties, trading and disclosure policies, director evaluation process, director code of ethics, director share ownership guidelines, stock trading and pre-approval policies, and other governance matters. The Company agrees that it shall enter into an indemnification agreement with each JFL Director as of the Effective Date in the same form as indemnification agreements entered into with each of the other members of the Board, and shall enter into substantially similar indemnification agreements whenever a new JFL Director becomes a member of the Board. The Company shall at all times maintain paid and in effect directors and officers liability insurance policy coverage on terms commercially reasonable and consistent with other similarly situated public companies which expressly cover all JFL Directors.

(g)  So long as this Agreement shall remain in effect, subject to applicable legal requirements, the Bylaws and the Certificate of Incorporation shall accommodate and be subject to and not in any respect conflict with the rights and obligations set forth herein.

3.  Miscellaneous.

(a)  Successors and Assigns. Any assignment of this Agreement or any of the rights or obligations under this Agreement by either of the parties hereto (whether by operation of law or otherwise) shall be void, invalid and of no effect without the prior written consent of the other party; provided, however, that the rights under this Agreement may be assigned by JFL Seller and JFLCo to one or more member(s) of JFL so long as the assignee(s) agree in writing to be bound by the terms and conditions of this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

(b)  Termination. This Agreement shall terminate at such time as JFLCo or any assignee of JFLCo, as permitted under Section 3(a) hereof, no longer has the authority to nominate a director to the Board of the Company pursuant to Section 2. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

(c)  Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

(d)  Counterparts; Electronic Transmission. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by portable document format (pdf) and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)  Headings. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

(f)  Notices. All notices, requests, demands, and other communications hereunder shall be in writing (which shall include communications by e-mail) and shall be delivered (a) in person or by courier or overnight service, or (b) by e-mail with a copy delivered as provided in clause (a), as follows:

If to the Company:

NRC Group Holdings Corp. (f/k/a Hennessy Capital Acquisition Corp. III)
3500 Sunrise Highway, Suite 200, Building 200
Great River, New York 11739
Attention: Christian Swinbank, Chief Executive Officer
E-mail: cswinbank@sprintenergy.com

If to JFL Seller or JFLCo:

JFL-NRC-SES Partners, LLC
c/o J.F. Lehman & Company
110 East 59th Street, 27th Floor
New York, New York 10022
Attention: C. Alexander Harman, Glenn M. Shor and David L. Rattner
Email: cah@jflpartners.com, gms@jflpartners.com, and dlr@jflpartners.com

(g)  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of both parties. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(h)  Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

(i)  Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Hennessy Capital Acquisition Corp. III

By:
Name:	[●]
Title:	[●]

JFL-NRC-SES PARTNERS, LLC

By:
Name:	[●]
Title:	[●]

J.F. LEHMAN & COMPANY, LLC

By:
Name:	[●]
Title:	[●]

[Signature Page to Investor Rights Agreement]